Exhibit 10.16

FIRST AMENDMENT TO LEASE

AND SUBSTITUTION AND EXCHANGE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AND SUBSTITUTION AND EXCHANGE AGREEMENT (the “Agreement”) is made as of February 14, 2011, by and between GERB (CT) QRS 14-73, INC., a Delaware corporation, as landlord (“Landlord”), having an address at c/o W. P. Carey & Co. LLC, 50 Rockefeller Plaza, 2nd floor, New York, New York, 10020, and GERBER SCIENTIFIC, INC., a Connecticut corporation (“Gerber”), and GERBER SCIENTIFIC INTERNATIONAL, INC., a Connecticut corporation (“Gerber Scientific”), as tenant, each having an address at c/o Gerber Scientific, Inc., 83 Gerber Road West, South Windsor, Connecticut, 06074.

WITNESSETH:

WHEREAS, Landlord entered into that certain Lease Agreement dated as of July 31, 2001 (the “Lease”), for certain real property located at (i) 83 Gerber Road West, South Windsor, Connecticut (the “Release Premises”), (ii) 151 Batson Drive, Manchester, Connecticut (“Manchester Premises”), and (iii) 55 Gerber Road West, South Windsor, Connecticut (“55 Gerber Road Premises”; the Manchester Premises and the 55 Gerber Road Premises collectively are referred to as the “Remaining Premises”; the Release Premises and the Remaining Premises collectively are referred to as the “Existing Premises”) with Gerber, Gerber Scientific Products, Inc., a Connecticut corporation (“Gerber Products”), Gerber Technology, Inc., a Connecticut corporation (“Gerber Technology”), and Gerber Coburn Optical, Inc., a Delaware corporation (“Gerber Coburn”; Gerber, Gerber Products, Gerber Technology and Gerber Coburn collectively are referred to as “Original Tenant”);

WHEREAS, on April 30, 2003, two (2) of the four (4) entities that comprised Original Tenant under the Lease (i.e. Gerber Products and Gerber Technology) merged to form Gerber Scientific;

WHEREAS, on October 31, 2003, a third entity that comprised Original Tenant under the Lease (i.e. Gerber Coburn) also merged into Gerber Scientific, resulting in Gerber and Gerber Scientific being the surviving entities comprising tenant under the Lease (Gerber and Gerber Scientific collectively are referred to as “Tenant”);

WHEREAS, Landlord and Tenant desire to amend the Lease, inter alia, (i) to accept a termination of the Lease as to the Release Premises only, (ii) to add that certain real property consisting of the land and improvements located at 24 Industrial Park Road, Tolland, Connecticut, and O Gerber Road, Tolland Connecticut, as more particularly described on Exhibit “A” annexed hereto and made a part hereof (the “Substitute Premises”), as a part of the Existing Premises under the terms of the Lease for the balance of the Term thereof, all upon the terms and conditions hereinafter set forth;

WHEREAS, Tenant or an affiliate thereof is the fee owner and sole occupant of the Substitute Premises; and

WHEREAS, in connection with the foregoing termination and substitution, effective as of the date hereof (the “Exchange Date”), (i) Landlord shall convey and assign all of its right, title and interest in and to the Release Premises to Tenant or its designee, and (ii) Tenant shall cause fee simple title in and to the Substitute Premises to be conveyed to Landlord.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, effective as of the Exchange Date, Landlord and Tenant hereby covenant and agree as follows:

1. Termination and Substitution.

(a)           Subject to the provisions of this Agreement and notwithstanding anything to the contrary contained in the Lease, effective as of the Exchange Date, the Release Premises no longer shall be or constitute part of the “Premises” as defined in the Lease and the Substitute Premises shall be added to the Remaining Premises and shall be and become a part of the Existing Premises, with the intent and purpose that the Term of the Lease, with respect to the Release Premises only, be wholly merged and extinguished with the same force and effect as if the Exchange Date were the date set forth in the Lease as the expiration date, except for any obligations or indemnities expressly provided to survive the expiration or termination of the Lease – it being agreed that nothing herein shall relieve Tenant of its responsibilities under the terms of the Lease with respect to any third-party claims arising from events occurring in, on or about the Release Premises, or in connection therewith, and arising or accruing prior to the Exchange Date (including any indemnification obligations and/or insurable claims), all as and to the extent specifically provided for in the Lease.

(b)           Tenant represents, warrants and covenants to Landlord, and agrees on behalf of itself and its successors and assigns that (i) Tenant has not done or suffered (and will not do or suffer) anything whereby the Lease or any of the Existing Premises or the Substitute Premises has (or will) become encumbered in any way whatsoever, whether as security or otherwise, except by the “Permitted Encumbrances” set forth on Exhibit “B” attached hereto and made a part hereof and except as set forth in Section 6 below, (ii) Tenant is the sole holder of Tenant’s entire interest under the Lease, (iii) Tenant has not assigned its interests under the Lease or with respect to the Substitute Premises, and (iv) there are no subleases or other occupancy agreements affecting any portion of the Existing Premises or the Substitute Premises nor has Tenant otherwise granted any party any right or option to use the Existing Premises or the Substitute Premises, or any portion thereof, and no such sublease affects the right of Tenant to consummate the termination and substitution contemplated herein, except for the Sublease (hereinafter defined) referenced in Section 6 below.

(c)           Through and including the Exchange Date, Tenant shall continue to pay to Landlord any and all rent and other payments, sums or charges due or to become due pursuant to the terms of the Lease with respect to the Existing Premises, including, without limitation, all payments of Basic Rent and any items of Additional Rental as set forth in the Lease.  There shall be no prorations of any taxes, utilities and other charges payable with respect to the Release Premises or the Substitute Premises.

(d)           On the Exchange Date, (i) the Release Premises shall be conveyed to Tenant (or its designee) by special warranty deed with covenants against grantor’s acts and by bill of sale without recourse or warranty and shall be delivered to Tenant (or its designee) in its “as-is,” “where-is” condition, with all faults, and without any representation or warranty whatsoever, express or implied, and (ii) the Substitute Premises shall be conveyed to Landlord by special warranty deed with covenants against grantor’s acts and by bill of sale with warranty of title and shall be delivered to Landlord in its “as-is”, “where-is” condition, but subject to all of the covenants, representations and warranties set forth in the Lease and applicable to the Existing Premises or any part thereof.

(e)           As of the Exchange Date, each of Landlord and Tenant hereby forever releases, discharges and relieves the other and its successors and assigns from any and all claims, obligations and liabilities of every kind and nature whatsoever relating to the Release Premises or any part thereof, other than those that expressly survive termination of the Lease pursuant to its terms or the terms of this Agreement.

2. Substitute Premises. From and after the Exchange Date, the Substitute Premises shall be and constitute a part of the “Premises” (as defined in the Lease) for all purposes under the Lease, including, without limitation, Section 2.1(a) thereof.  Tenant expressly acknowledges and agrees that (i) Tenant currently is in legal and physical possession of the Substitute Premises (and has been in continuous occupancy since the commencement of the Lease) and agrees that same are in good and satisfactory condition for Tenant’s purposes and the uses permitted under the Lease, (ii) Tenant shall continue to occupy the Substitute Premises in accordance with its obligations under the Lease, and (iii) currently (to the best of Tenant’s knowledge) Landlord is not in default of any of its obligations under the Lease.

3. Legal Description Exhibit. The legal description of the Release Premises set forth in “Schedule A, Part I” to the Lease and identified therein as the “Second Piece” hereby is deleted in its entirety, and Exhibit “A” annexed hereto containing the legal description of the Substitute Premises shall be added to the Lease as a part of said Schedule A, Part I, and substituted in place thereof.  All remaining exhibits to the Lease that are not modified herein shall remain in full force and effect.

4. Effect on Lease. The Term of the Lease and the Basic Rent due thereunder shall not in any way be altered or modified, now or hereafter, as a result of the termination and substitution contemplated hereby, irrespective of any difference in fair market value between the Release Premises and the Substitute Premises, except to the extent of the adjustment of Basic Rent under Section 13 below.  Without in any way altering or diminishing the continuing obligations and indemnities set forth above, except as aforesaid, effective as of the Exchange Date, any and all references in the Lease to the land and improvements constituting the Release Premises (however denominated) shall be deemed deleted therefrom.

5. Manchester Premises.  Tenant hereby agrees (i) to spend at least $200,000 refurbishing and renovating the Manchester Premises to bring same into good repair and condition such that it complies with Article II of the Lease by June 1, 2011, and (ii) to continue to occupy the Manchester Premises in accordance with its obligations under the Lease.

6. Coburn Sublease.  The parties acknowledge that, as part of the transactions contemplated by this Agreement, Tenant sold a portion of its business operations to Coburn Technologies, Inc., a Connecticut corporation (“Coburn”), on December 31, 2010.  Accordingly, Tenant, as sublessor, entered into an Amended and Restated sublease (“Sublease”), effective as of December 31, 2010 with Coburn, as sublessee, for the 55 Gerber Road Premises. A copy of the Sublease, to which Landlord consented, is attached hereto as Exhibit “C”.

7. Representations and Warranties of Tenant. Tenant hereby represents, warrants and certifies to Landlord that:

(a)           pursuant to the terms of Section 2.1 of the Lease, Tenant shall maintain all parts of each of the properties comprising the Premises and to keep each of the properties comprising the Premises in good repair, including, without limitation, the maintenance and all costs and expenses associated with any and all travel easements, driveways, parking lots, sanitary easements, sewer easements, water easements, cable easements and utility easements and any and all other easements over, under, across or through the Release Premises or the 55 Gerber Road Premises;

(b)           all work described in all building permits on each of the properties comprising the Premises has been completed and final governmental inspections have occurred with no outstanding conditions to be satisfied, all in accordance with the local jurisdiction laws and requirements, except for the following work and the associated building permits:

(i)
with respect to the Substitute Premises, certain work relating to the installation of a rooftop HVAC unit as more particularly described in permit number M-10-88, certain work relating to the installation of interior office partitions as more particularly described in permit number B-10-278, certain sprinkler work as more particularly described in permit number B-10-319, certain electrical work as more particularly described in permit number E-10-167, and certain electrical work as more particularly described in permit number E-10-213;

(ii)
with respect to the Manchester Premises, certain electrical work as more particularly described in permit number 09003135, and certain work relating to the installation of a sign as more particularly described in permit number 05000594;

(iii)
with respect to the 55 Gerber Road Premises, certain plumbing work as more particularly described in permit number 1000013, certain work relating to interior renovations as more particularly described in permit number 1000249, certain minor interior renovations to include cased openings in existing non-load bearing partitions and new drywall as more particularly described in permit number 1000417, and certain sprinkler work as more particularly described in that certain application for sprinkler permit dated January 18, 2000; and

(iv)
with respect to the Manchester Premises, certain work the non-completion of which resulted in a notation of a “failed” certificate of occupancy from the Town of Manchester (the “Batson Certificate of Occupancy”) on the report of James Roy, Inspector for the Town of Manchester Building Inspection Division dated Friday, January 29, 2010 (the “Manchester Report”);

(the foregoing exceptions in (i), (ii), (iii) and (iv) shall be collectively referred to herein as the “Open Permits”); and

(c)
tenant has commenced efforts to complete all work described in each of the Open Permits and the Manchester Report in accordance with the local jurisdiction laws and requirements. Further, Tenant covenants and agrees that it shall diligently continue such efforts and shall with commercially reasonable promptness complete all such work described in each of the Open Permits and the Manchester Report, obtain a final governmental inspection of such work, and satisfy all conditions, if any, required to be satisfied pursuant to such inspection such that (i) all Open Permits shall be formally “closed” and (ii) the Batson Certificate of Occupancy shall be valid and in full force and effect with no open work or unsatisfied conditions; provided, however, that Tenant shall satisfy the foregoing covenants by and as of August 10, 2011, or such earlier date as may be required to prevent any applicable governmental entity from issuing, imposing or levying citations or fines or from prosecuting Tenant or Landlord for failure to do so, and Tenant shall not be in violation of such covenants if by and as of such applicable date all such work, inspections and conditions are so completed and satisfied, all Open Permits are so formally “closed”, and the Batson Certificate of Occupancy is valid and in full force and effect with no open work or unsatisfied conditions and Tenant delivers to Lender and Landlord a written certification that Tenant has timely complied with the covenants set forth in this sentence;

(d)
all taxes and related liabilities, including real property taxes, which have become due and payable on any of the properties comprising the Premises have been paid in full and Tenant does not know of any basis for additional assessments in respect of any such taxes or related liabilities for prior years;

(e)
after the Exchange Date, (ii) each of the 55 Gerber Road Premises, the Manchester Premises and the Substitute Premises will be in compliance with all legal requirements, including, without limitation, setbacks, parking, and zoning, and (ii) each of the 55 Gerber Road Premises, the Manchester Premises and the Substitute Premises shall have all easements necessary for its respective operation, including, without limitation, easements for ingress/egress, water and sewer, parking (on adjacent properties) and cable lines;

(f)
after the Exchange Date, (i) each of the 55 Gerber Road Premises, the Manchester Premises and the Substitute Premises will have a sufficient number of parking spaces to comply with the applicable zoning requirements and (ii) each of the 55 Gerber Road Premises, the Manchester Premises and the Substitute Premises, and the present and contemplated uses thereof, will be in compliance with all applicable zoning ordinances, building codes, land use laws, Environmental Laws (as defined in that certain Open End Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of December 20, 2001 and in that Open End Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing to be made by Landlord in favor of Bank of America, National Association, successor by merger to LaSalle Bank National Association, as Trustee for Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass Through Certificates, Series 2002-TOP6 (“Lender”)  (simultaneously herewith), and other similar laws;

(g)
tenant covenants and agrees that on or before May 10, 2011, it shall install, or cause to be installed, handrails on each side of the concrete steps leading to a door at the west side of the building located on the Substitute Premises; currently, no handrails are installed on such steps; and

(h)
except as set forth in the title policy delivered to Lender in connection with the release of the Released Premises and the substitution of the Substitute Premises, there are no monetary encumbrances or liens of any kind or nature against the 55 Gerber Road Premises, the Manchester Premises or the Substitute Premises.

8. Costs and Expenses.  Tenant agrees to pay at Closing $30,000 toward the cost of: (i) all costs and expenses incurred by Landlord and Tenant in connection with the substitution and exchange transaction contemplated hereby, including, without limitation, transfer taxes and recording fees and charges, the cost of appraisals, environmental reports, property condition report and zoning reports; UCC and related searches; owner’s title insurance charges and premiums (including endorsements), the cost of surveys; the costs of any updates to any of the foregoing or any reliance letters required in connection therewith; and the fees and expenses of Landlord’s and Tenant’s counsels, and (ii) all costs and expenses incurred by Landlord and Tenant in connection with obtaining any approval or consent to the transaction contemplated hereby from their respective mortgage lenders, including, without limitation, any negotiation, modification and/or recordation of any loan documents or non-disturbance agreements, charges, fees, costs of updates or additions to searches or any of the reports identified under clause (i) hereof or any reliance letters required in connection therewith, either party’s lender’s title charges and premiums (including endorsements), and the fees and expenses of each party’s lender’s counsel.  Landlord shall be responsible for all such costs and expenses in excess of such $30,000 contribution.

9. Tenant Entities. Each constituent entity comprising Tenant, jointly and severally, acknowledges and agrees, by its execution of this Agreement, that it is bound by all of the conditions, obligations and terms of the Lease just as if each of them constituted a co-Tenant and had executed the Lease instead of the members of Original Tenant.

10. Environmental Testing.  The parties acknowledge that the Substitute Property constitutes an “establishment” as defined in §22a-134 et seq. of the Connecticut General Statutes, as amended (the “Transfer Act”), and that the transfer of the Property will require compliance with the Transfer Act.  Tenant, as seller, covenants and agrees that, at its sole cost and expense, no later than ten (10) days following the Closing, it shall prepare and file with the Connecticut Department of Environmental Protection (“DEP”) (i) all filings, reports and certifications required by §22a-134a of the Transfer Act, including specifically “Form III” and an accompanying Environmental Condition Assessment Form, both prepared in accordance with all applicable DEP regulations, with Tenant signing all certifications in such documents as the “certifying party,” as defined in the Transfer Act, and (ii) all other documents and information requested by DEP that is necessary to relieve Landlord, as purchaser, of any obligations and liability under the Transfer Act.  Tenant covenants and agrees, at its sole cost and expense, to perform all its obligations as “certifying party” under the Transfer Act, including, without limitation, investigating the Substitute Property in accordance with prevailing standards and guidelines, and if required, remediating the Substitute Property so that it complies with the Connecticut Remediation Standards Regulations (“RSRs”) then in effect (currently Connecticut Regulations of State Agencies §22a-133k-1, et seq.), and either obtaining the approval of the DEP that any such required remediation has been completed or causing its licensed environmental professional to issue its verification that the remediation has been performed in accordance with the RSRs.  The parties shall cooperate with each other in the execution and filing of all such documents.

11. Notice of Lease; SNDA. On the Exchange Date and contemporaneously with the recording of the deed for the Substitute Premises, the parties shall execute and record an Amended and Restated Notice of Lease in the form attached hereto as Exhibit “D,” deleting the legal description of the Release Premises and substituting the legal description of the Substitute Premises in place thereof.  In the event that the foregoing Amended and Restated Notice of Lease is recorded after any encumbrance or mortgage created by or through Landlord, Landlord shall cause its mortgagee or other lien holder to execute and deliver a Subordination, Non-Disturbance and Attornment Agreement substantially in the form attached hereto as Exhibit “E” for the benefit of Tenant.

12. Notices. Section 8.1 of the Lease hereby is amended by deleting the carbon copy notice address for Tenant and substituting the following in place thereof:

“With a copy to:

Cummings & Lockwood LLC
Six Landmark Square
Stamford, CT 06901
Attn: Andrew D. Kupinse, Esq.”

13. Renewal of Lease. The first sentence of Section 1.4 of the Lease hereby is deleted in its entirety and replaced with the following:

“The Lease Term shall be extended automatically for the Premises for a total of two (2) additional periods of ten (10) years each, each commencing at midnight on the day following the day on which the then-existing term of this Lease expires (each, an “Extended Term”), unless Lessee shall notify Lessor of its election not to extend the Lease Term with respect to any portion or all of the Premises by giving notice thereof as to each Extended Term no later than eighteen (18) months prior to the expiration of the then-existing term.  For avoidance of doubt, at the expiration of each then-existing term, Tenant shall have the option to renew or not to renew the Lease with respect to each individual property that comprises the Premises.”

14. Basic Rent. The first paragraph under the heading “Basic Rent Extended Terms” on Schedule B to the Lease hereby is deleted in its entirety and replaced with the following:

“For each individual property that comprises the Premises for which Tenant chooses to renew the Lease, for each Extended Term, Rent shall be based on the allocated amount of Rent due for each such property in the immediately preceding lease year, subject to annual increases, but not decreases, in the Consumer Price Index not to exceed 4%.  Consumer Price Index shall have the meaning ascribed below.”

15. Allocations.  Schedule E to the Lease hereby is amended by deleting “83 Gerber Road” and inserting “24 Industrial Park Road, Tolland” in place thereof.  The corresponding Acquisition Cost and Rent Allocation shall not be deemed altered or modified, irrespective of any difference in fair market value between the Released Premises and the Substitute Premises either on the Commencement Date of the Lease or the Exchange Date.

16. Modifications. This Agreement may be modified only in writing, signed by the parties.

17. Not an Offer.  The submission of this counterpart to Tenant shall not constitute an offer by Landlord and in no event shall this Agreement be binding upon or enforceable against Landlord or Tenant unless and until both parties have executed and unconditionally delivered to the other an executed counterpart of this Agreement.

18. Broker. Each of Landlord and Tenant represents to the other that it has dealt with no broker or finder in connection with the execution of this Agreement and agrees to indemnify, defend, hold and save the other harmless from and against any and all liabilities, damages and expenses arising from or relating to any claim of any broker or finder claiming to have dealt with such party with respect to this Agreement (including, without limitation, the cost of counsel fees in connection with the defense of any such claim or the enforcement of such party’s obligations under this Section.

19. Conveyance Taxes. Landlord shall be responsible for and agrees to indemnify, defend and hold Tenant harmless from and against any and all additional conveyance taxes, claims, causes of action, losses, damages, fines, penalties, interest, costs and expenses (including without limitation, reasonable attorneys’ fees and costs) (collectively the “Losses”), to the extent caused by or resulting from any applicable State of Connecticut, Town of South Windsor or Town of Tolland conveyance taxes due and payable in connection with the transfer of the Substitute Premises by Tenant to Landlord and the transfer of the Released Premises by Landlord to Tenant (the “Conveyance Taxes”).

20. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. The foregoing sentence shall not be construed to grant either party any rights to assign the Lease except as expressly set forth therein.  Except as specifically amended herein, all of the terms, covenants and conditions of the Lease hereby are ratified and confirmed in all respects and shall remain in full force and effect and be binding upon the parties hereto.

21. Capitalized Terms. All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Lease.

22. Governing Law. This Agreement shall be governed by the laws of the State of Connecticut.

23. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement.

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IN WITNESS WHEREOF, Landlord and Tenant have caused this Agreement to be duly executed as of the date first above written.

                                                                                                             LANDLORD:

                                                                                                            GERB (CT) QRS 14-73, INC.,

                                                                                                             a Delaware corporation

                                                                                                             By: /s/  Nicolas Isham

                                                                                                            Name: Nicolas Isham

                                                                                                            Title:   Second Vice President

                                                                                                           TENANT:

                                                                                                           GERBER SCIENTIFIC, INC.,

                                                                                                           a Connecticut corporation

                                                                                                          By: /s/  William V. Grickis, Jr.

                                                                                                                                                                                                          Name: William V. Grickis, Jr.

                                                                                                          Title:  Senior Vice President

                                                                                                         GERBER SCIENTIFIC INTERNATIONAL, INC., a Connecticut corporation

                                                                                                         By: /s/  William V. Grickis, Jr.

                                                                                                                                                                                                   Name: William V. Grickis, Jr.

                                                                                                        Title:  Secretary